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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102775) of Pogo Producing Company of our report dated June 26, 2003, relating to the financial statements of the Tax-Advantaged Savings Plan of Pogo Producing Company, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers

Houston, Texas
June 30, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS